As filed with the Securities and Exchange Commission on September 20, 2002
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        LANDAMERICA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                 Virginia                                  54-1589611
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                 Identification Number)


            101 Gateway Centre Parkway, Richmond, Virginia 23235-5153
                                 (804) 267-8000

                         Russell W. Jordan, III, Esquire
             Executive Vice President, General Counsel and Secretary
                        LandAmerica Financial Group, Inc.
                           101 Gateway Centre Parkway
                          Richmond, Virginia 23235-5153
                                 (804) 267-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of Communications to:
                         Robert E. Spicer, Jr., Esquire
                     Williams, Mullen, Clark & Dobbins, P.C.
                        1021 East Cary Street, 17th Floor
                            Richmond, Virginia 23219

       Approximate date of commencement of proposed sale to the public: from time to time after the registration statement becomes effective.
       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X].
       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
=============================== ====================== ======================== ============================== =====================
           Title of                    Amount                 Proposed                    Proposed                     Amount of
          Securities                    to be          Maximum Offering Price    Maximum Aggregate Offering           Registration
       to be Registered            Registered (1)           Per Share (2)                 Price (2)                       Fee
------------------------------- ---------------------- ------------------------ ------------------------------ ---------------------

  Common Stock, no par value       250,000 shares              $34.54                    $8,635,000                       $795

 Rights to Purchase Series A             (3)                     (3)                         (3)                          (3)
     Junior Participating
Preferred Stock, no par value
=============================== ====================== ======================== ============================== =====================

     (1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the registrant.
     (2) Pursuant to Rule 457(c), the offering price is based on the average of the high ($34.87) and low ($34.20) prices of one share of Common Stock, as reported on the New York Stock Exchange on September 16, 2002, and has been established solely for the purpose of calculating the registration fee.
     (3) The Rights to Purchase Series A Junior Participating Preferred Stock will be attached to and will trade with the shares of Common Stock offered hereby. The value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock. No additional registration fee is required.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion, Dated September 20, 2002

PROSPECTUS
                                 250,000 Shares

                                     [LOGO]

                        LANDAMERICA FINANCIAL GROUP, INC.

                                  Common Stock

         This prospectus relates to 250,000 shares of the common stock, no par value, of LandAmerica Financial Group, Inc., a Virginia corporation. Each share of common stock also represents one preferred share purchase right under the Company's Shareholders' Rights Plan. See "Description of Capital Stock - Preferred Share Purchase Rights." The shares of common stock to be sold by the selling shareholders, identified in this prospectus under the caption "Selling Shareholders," were acquired pursuant to the terms of the Company's Executive Voluntary Deferral Plan and its Outside Directors Deferral Plan, both as amended and restated. See "Selling Shareholders." The shares will be offered and sold by the selling shareholders from time to time. The Company will not receive any part of the proceeds from the sale of the shares.

         The selling shareholders may sell all or any portion of the shares for their own accounts from time to time in one or more transactions through brokers or dealers at market prices then prevailing, in underwritten transactions at prices related to then-current market prices or in individually negotiated transactions at such prices as may be agreed upon. See "Plan of Distribution."

         The Company will pay all expenses in connection with the registration of the shares under the Securities Act of 1933, as amended, including the preparation of this prospectus. See "Plan of Distribution."

         See "Risk Factors" beginning on page 4 for a discussion of certain factors that should be considered in connection with an investment in the shares.

------------------

         The common stock is listed on the New York Stock Exchange under the symbol "LFG." On September 16, 2002, the closing sales price of the common stock as reported on the New York Stock Exchange Composite Tape was $34.75 per share.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is _______________, 2002.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, the selling shareholders identified in this prospectus may offer from time to time the securities described in this prospectus in one or more offerings up to a total share amount of 250,000 shares. This prospectus provides you with a general description of our company and those securities. In the future, we may provide you with a prospectus supplement which may add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Available Information."

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act we file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also inspect the reports, proxy statements and other information filed by us at the following Regional Offices of the Securities and Exchange Commission: New York Regional Office, 233 Broadway, New York, New York 10279 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004, at prescribed rates. The Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with them. Our common stock is listed on the New York Stock Exchange, and such reports, proxy statements and other information relating to us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This prospectus constitutes a part of a registration statement on Form S-3 filed by us with the Securities and Exchange Commission under the Securities Act. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus omits certain information contained in the Form S-3 Registration Statement. For further information, reference is hereby made to the Form S-3 Registration Statement and to the exhibits thereto, which may be inspected and copied in the manner and at the locations described above. Statements contained in this prospectus concerning provisions of any document filed as an exhibit to the Form S-3 Registration Statement, incorporated by reference into this prospectus or otherwise filed with the Securities and Exchange Commission are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of such document filed with the Securities and Exchange Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following reports and other documents previously filed by us with the Securities and Exchange Commission under the Securities Exchange Act are incorporated by reference into this prospectus:

         (a)      our Annual Report on Form 10-K for the year ended December 31,
2001;

         (b) the portions of our Proxy Statement for the Annual Meeting of Shareholders held on May 21, 2002 that have been incorporated by reference into our Form 10-K for the year ended December 31, 2001;

         (c) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

         (d)      our Current Report on Form 8-K, filed on June 11, 2002;

         (e)      our Current Report on Form 8-K, filed on August 13, 2002; and

         (f) the description of our common stock and associated preferred share purchase rights contained in our Registration Statement on Form 8-A, filed on October 2, 1995 (the "Form 8-A"); as amended by Amendment No. 1 to the Form 8-A filed September 2, 1997; Amendment No. 2 to the Form 8-A filed on December 23, 1997; Amendment No. 3 to Form 8-A filed on July 7, 1999; Amendment No. 4 to the Form 8-A, filed on August 7, 2000; and Form 8-A/A, Amendment No. 5 to Form 8-A, filed on June 21, 2002.

         All reports and other documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of the offering contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part of it from the date of filing of such reports and other documents. Any statement contained in this prospectus or in a report or document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference into this prospectus) modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide, without charge, to each person to whom this prospectus is delivered, on that person's written or oral request, a copy of any or all of the foregoing documents incorporated by reference into this prospectus (other than certain exhibits to such documents). Requests for such copies should be directed to Russell W. Jordan III, Executive Vice President, General Counsel and Secretary, LandAmerica Financial Group, Inc., 101 Gateway Centre Parkway, Richmond, Virginia 23235-5153, telephone number (804) 267-8000.

                    FORWARD-LOOKING AND CAUTIONARY STATEMENTS

         Certain information contained in this prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. A. Among other things, these statements relate to the financial condition, results of operation and business of the Company. These forward-looking statements are generally identified by phrases such as "the Company expects", "the Company believes" or similar expressions. These forward-looking statements involve certain risks and uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Further, any such statement is specifically qualified in its entirety by the following cautionary statements and the "Risk Factors" appearing elsewhere in this prospectus. See "Risk Factors."

         In connection with the title insurance industry in general, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the following: (i) the costs of producing title evidence are relatively high, whereas premium revenues are subject to regulatory and competitive restraints; (ii) real estate activity levels have historically been cyclical and are influenced by such factors as interest rates and the condition of the overall economy; (iii) the value of the Company's investment portfolio is subject to fluctuation based on similar factors; (iv) the title insurance industry may be exposed to substantial claims by large classes of claimants and (v) the industry is regulated by state laws that require the maintenance of minimum levels of capital and surplus and that restrict the amount of dividends that may be paid by the Company's insurance subsidiaries without prior regulatory approval.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time-to-time by or on behalf of the Company.

                                  RISK FACTORS

         Before you invest in our common stock, you should be aware of various risks, including the risks described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our common stock.

Our Results of Operations and Financial Condition Are Susceptible to Changes in Economic Conditions

         The demand for title insurance is dependent upon, among other things, the volume of commercial and residential real estate transactions. The volume of these transactions has historically been influenced by factors such as interest rates and the state of the overall economy. For example, when interest rates are increasing or during an economic downturn or recession, real estate activity typically declines and the title insurance industry tends to experience lower revenues and profitability. The historical volume of premiums and fees and profitability recognized by our three principal title underwriting subsidiaries, Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation and Transnation Title Insurance Company, have been cyclical and are expected to fluctuate in the future. In addition, changes in interest rates may have an adverse impact on our return on invested cash, the market value of our investment portfolio and interest paid on our bank debt.

Competition in the Title Insurance Industry Affects Our Revenues

         The title insurance business is very competitive, primarily in the areas of price, service and expertise. For larger commercial customers and mortgage originators, the size and financial strength of the title insurer are also important factors. Although we are one of the largest title insurance organizations in the country, based on premium and fee revenues, four other title insurance underwriters--Fidelity National Financial, Inc., Old Republic International Corporation, Stewart Information Services, Inc., and The First American Corporation--have the size, capital base and agency networks to compete effectively with us. In addition, some of them may have, or will have in the future, capital and other resources that are more significant in amount than ours. The removal of regulatory barriers in the future may also result in new competitors, including financial institutions, entering the title insurance business. Competition among the major title insurance companies and any new entrants could lower our premium and fee revenues.

Rapid Technological Change in Our Industry Requires Timely and Cost-Effective Responses

         The title insurance industry is subject to rapid technological change, frequent new product and service introductions and evolving industry standards. We believe that our future success will depend on our ability to anticipate technological changes and to offer products and services that meet evolving standards on a timely and cost-effective basis. The development and implementation of new technologies will require significant capital and other resources. There is a risk that we may not successfully identify new product and service opportunities or develop and introduce new products and services in a timely and cost-effective manner. In addition, products and services that our competitors and other real estate industry participants develop or introduce may render our products and services obsolete or noncompetitive. Advances in technology could also reduce the useful lives of our products, preventing us from recovering fully our investment in particular technologies. As a result, technological change may have a material adverse effect on our business, operating results or financial condition.

We May Not Succeed in Implementing Our Strategy of Becoming a Major Provider of Transaction Management Services

         One of our core strategies is to expand our capabilities to manage the delivery of multiple services required in real estate transactions, and to significantly grow the volume of transactions that we manage. We believe that providing quality web-based transaction management services will become increasingly important in maintaining and increasing our revenues, as large national mortgage lenders seek to streamline the mortgage process and reduce transaction costs. Our strategy of using new and developing technologies to deliver products and services represents a significant departure from the traditional industry approach of marketing and providing those services. The implementation of this strategy will require substantial capital resources, as well as substantial attention from management. In addition, LandAmerica OneStop's services may fail to gain market acceptance, particularly from the large national mortgage originators. Furthermore, there are relatively low barriers to entry into the market for real estate transaction management, as opposed to the regulated title insurance industry, which may result in a large number of competitors, including large national mortgage originators and others having substantially greater financial resources.

We Rely on Dividends from Our Insurance Subsidiaries

         As a holding company whose principal assets are the securities of its insurance subsidiaries, our ability to meet debt service obligations and pay holding company operating expenses and dividends on our common stock, if authorized by our board of directors, depends primarily on the receipt of sufficient dividends from our insurance subsidiaries. The insurance statutes and related regulations of Virginia, Pennsylvania and Arizona, among other states, require the maintenance of minimum amounts of statutory capital and place certain restrictions upon the amount of dividends that the insurance subsidiaries may pay.

Our Insurance Subsidiaries Are Subject to Government Regulation

         Our insurance subsidiaries are subject to regulation by the state insurance authorities of the various states in which they transact business. These regulations are generally intended for the protection of policyholders rather than security holders. The nature and extent of these regulations vary from jurisdiction to jurisdiction, but typically involve:

* regulation of dividend payments and other transactions between affiliates
* prior approval of the acquisition and control of an insurance company or of any company controlling an insurance company
* regulation of certain transactions entered into by an insurance company with any of its affiliates
*        approval of premium rates for insurance

* standards of solvency and minimum amounts of capital surplus that must be maintained
*        limitations on types and amounts of investments
* restrictions on the size of risks that may be insured by a single company
*        licensing of insurers and agents
*        deposits of securities for the benefit of policyholders
*        approval of policy forms
*        methods of accounting
*        establishing reserves for losses and loss adjustment expenses
*        regulation of underwriting and marketing practices
*        regulation of reinsurance
* filing of annual and other reports with respect to financial condition and other matters

         These regulations may impede, or impose burdensome conditions on, rate increases or other actions that we might want to take to enhance our operating results. In addition, state regulatory examiners perform periodic examinations of insurance companies.

Our Governing Documents and State Laws Have Anti-Takeover Effects

         Our Articles of Incorporation and Bylaws and our shareholder rights plan, as well as Virginia corporation law and the insurance laws of various states, all contain certain provisions that could have the effect of discouraging a prospective acquiror from making a tender offer, or which may otherwise delay, defer or prevent a change in control in our ownership. For further information on these provisions, you should read the discussion under the heading "Description of Capital Stock" beginning on page 12 of this prospectus.

                                   THE COMPANY

         LandAmerica Financial Group, Inc. is a holding company organized under the laws of the Commonwealth of Virginia on June 24, 1991. Through our subsidiaries, we are engaged in the business of issuing title insurance policies and performing other real estate-related services for both residential and commercial real estate transactions. As a holding company, we have greater flexibility in conducting certain operations, especially with regard to capital transactions, while the operating title insurance subsidiaries remain subject to regulation by the various states.

         Title Insurance. We issue title insurance policies through our various title underwriting subsidiaries. Our three principal title underwriting subsidiaries are Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation and Transnation Title Insurance Company. We also own five other title insurance underwriters, including Commonwealth Land Title Insurance Company of New Jersey, Title Insurance Company of America and Industrial Valley Title Insurance Company. The collective operations of these subsidiaries cover the entire United States (with the exception of Iowa, which does not recognize title insurance), certain territories of the United States and Canada.

         In connection with the issuance of title insurance policies, we perform title search and examination services and also offer closing protection letters to lenders and owners who purchase title insurance. We also furnish certificates of title and abstracts of title in some states.

         Escrow and Closing Services. In addition to the issuance of title insurance policies, we provide escrow and closing services to a broad-based customer group that includes lenders, developers, real estate agents, attorneys and home buyers and sellers. In California and a number of western states, it is a general practice, incident to the issuance of title insurance policies, to hold funds and documents in escrow for delivery in real estate transactions upon fulfillment of the conditions to such delivery. In the mid-western states, Florida and some eastern cities, it is customary for the title company to close the transaction and disburse the sale or loan proceeds. Fees for such escrow and closing services are generally separate and distinct from premiums paid for title insurance policies.

         Real Estate Transaction Services. Through our LandAmerica OneStop operation, we offer to the national and regional mortgage lending community a full range of integrated residential real estate services. We also provide them the ability to manage delivery of those services through a centralized source. LandAmerica OneStop provides these mortgage originators with a single, convenient point of contact through which they may place all of their orders for title insurance and real estate-related services. The transaction management services of LandAmerica OneStop include the coordination and delivery of title insurance, credit reporting, flood certification, property appraisal and valuation, closing and escrow services, real estate tax services, document preparation and property inspections. These services are provided by LandAmerica OneStop, other of our subsidiaries or through joint ventures or strategic alliances with third parties.

         We are also a provider of certain specialized services usually associated with real estate transactions through LandAmerica Exchange Company. LandAmerica Exchange Company facilitates property exchanges pursuant to Section 1031 of the Internal Revenue Service Code generally by holding the sales proceeds from one transaction until a second acquisition occurs. This service assists customers in deferring the recognition of taxable income.

         Our principal executive offices are at 101 Gateway Centre Parkway, Richmond, Virginia 23235-5153. Our telephone number is (804) 267-8000.

                                 USE OF PROCEEDS

         All of the shares covered by this prospectus are being offered by the selling shareholders identified in this prospectus. As a consequence, we will not receive any of the proceeds from the sale of any of the shares. We will pay all expenses in connection with the registration of the shares under the Securities Act, including the preparation of this prospectus.

                            THE SELLING SHAREHOLDERS

         The following table sets forth certain information regarding each selling shareholder covered by this prospectus, the number of shares of common stock beneficially owned by each selling shareholder as of August 16, 2002 and the number of shares being offered by each selling shareholder. The shares being offered by the selling shareholders identified in this prospectus represent shares of common stock that will be paid to the selling shareholders at various times in the future with respect to deferred compensation obligations under the Company's Executive Voluntary Deferral Plan and the Outside Directors Deferral Plan. The deferred compensation obligations relate to certain "deferred stock units" credited under the Plans prior to August 17, 2002, and any additional deferred stock units credited as a result of dividends on such deferred stock units.

         The selling shareholders identified in this prospectus may offer all or part of their shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of their shares immediately under this prospectus. Unless otherwise indicated below, the address for each selling shareholder shall be our address: LandAmerica Financial Group, Inc., 101 Gateway Centre Parkway, Richmond, Virginia 23235-5153.


Name of Shareholder and Title/Position             Number of Shares Beneficially         Number of Shares to be
Held Within Past Three Years(1)                    Owned Before the Offering(2)          Sold in the Offering(3)
----------------------------------------------- -- ---------------------------------- -- ------------------------------

Theodore L. Chandler, Jr.                                       62,158                              7,602
LandAmerica Financial Group, Inc.
     Director
     Chief Operating Officer (7/02 to
     present)
     Senior Executive Vice President
     (2/00 to 7/02)

Michael Dinkins                                                  9,700                              1,850
LandAmerica Financial Group, Inc.
     Director

James Ermer                                                     20,073                              5,716
LandAmerica Financial Group, Inc.
     Director (until 2/02)

Charles H. Foster, Jr.                                          207,278                             3,548
LandAmerica Financial Group, Inc.
     Chairman of Board of Directors
     Chief Executive Officer

John P. McCann                                                  14,573                              5,574
LandAmerica Financial Group, Inc.
     Director

Robert F. Norfleet                                              16,323                              3,855
LandAmerica Financial Group, Inc.
     Director

Julious P. Smith                                                 5,000                              2,920
LandAmerica Financial Group, Inc.
     Director (5/00 to
     present)

Thomas G. Snead                                                  2,500                              1,654
LandAmerica Financial Group, Inc.
     Director (5/01 to
     present)

Eugene P. Trani                                                 16,073                              5,284
LandAmerica Financial Group, Inc.
     Director

Dwight A. Bickel                                                  598                                255
LandAmerica Financial Group, Inc.
     Senior Vice President

John M. Carter                                                  22,684                               987
LandAmerica Financial Group, Inc.
     Executive Vice President


                                      -8-

Randall Cox                                                      1,099                              3,479
LandAmerica Financial Group, Inc.
     Senior Vice President (until 5/02)

Lloyd Draper                                                     1,540                              3,679
LandAmerica Financial Group, Inc.
     Senior Vice President

G. William Evans                                                37,180                              6,043
LandAmerica Financial Group, Inc.
     Chief Financial Officer (7/02 to
     present)
     Executive Vice President (2/98 to
     7/02)

H. Randolph Farmer                                              15,569                              2,807
LandAmerica Financial Group, Inc.
     Senior Vice President

Margaret Foster                                                   782                                570
LandAmerica Financial Group, Inc.
     Senior Vice President

James M. John                                                    5,930                              5,783
LandAmerica Financial Group, Inc.
     Senior Vice President

John R. Johnson                                                  3,383                              2,390
LandAmerica Financial Group, Inc.
     Senior Vice President

Thomas R. Klein                                                  3,217                              1,051
LandAmerica Financial Group, Inc.
     Senior Vice President

David W. Koshork                                                15,479                              1,951
LandAmerica Financial Group, Inc.
     Executive Vice President

James Lanzetta                                                    609                                660
LandAmerica Financial Group, Inc.
     Senior Vice President

John A. Maass                                                    1,241                              1,905
LandAmerica Financial Group, Inc.
     Senior Vice President

Mack Marsh                                                       5,050                              2,939
LandAmerica Financial Group, Inc.
     Senior Vice President

                                       -9-

J. Scott McCall                                                  2,075                              2,365
LandAmerica Financial Group, Inc.
     Senior Vice President

Michael McCloskey                                                 764                               1,429
LandAmerica Financial Group, Inc.
     Senior Vice President (5/00 to
     present)
     Vice President (3/98 to 5/00)

Glyn J. Nelson                                                   1,200                              1,458
LandAmerica Financial Group, Inc.
     Senior Vice President

Ronald B. Owen                                                   5,491                              3,769
LandAmerica Financial Group, Inc.
     Senior Vice President

Robert J. Palmer                                                17,998                               456
LandAmerica Financial Group, Inc.
     Chief Information Officer (7/02 to
     present)
     Senior Vice President and Chief
     Information Officer (6/98 to 7/02)

David M. Parnell                                                  396                                528
LandAmerica Financial Group, Inc.
     Senior Vice President

Kenneth W. Pond                                                  2,890                              3,891
LandAmerica Financial Group, Inc.
     Senior Vice President

Ronald B. Ramos                                                  6,683                              1,205
LandAmerica Financial Group, Inc.
     Senior Vice President

John P. Rapp                                                    14,506                              2,652
LandAmerica Financial Group, Inc.
     Senior Vice President

Hugh D. Reams                                                    7,869                                98
LandAmerica Financial Group, Inc.
     Senior Vice President

Keith Reynolds                                                   9,578                              1,244
LandAmerica Financial Group, Inc.
     Senior Vice President

Christopher Rosati                                               8,197                               340
LandAmerica Financial Group, Inc.
     Senior Vice President (until 9/02)

                                      -10-

Jeffrey C. Selby                                                17,112                              2,611
LandAmerica Financial Group, Inc.
     Executive Vice President

James E. Sindoni                                                  736                               7,582
LandAmerica Financial Group, Inc.
     Senior Vice President

Jeffrey D. Vaughan                                              38,591                              2,912
LandAmerica Financial Group, Inc.
     Executive Vice President

Dana R. Ward                                                       0                                1,910
LandAmerica Financial Group, Inc.
     Senior Vice President

Donald C. Weigel                                                22,430                              1,889
LandAmerica Financial Group, Inc.
     Executive Vice President

Richard A. Wilson                                                 801                               3,311
LandAmerica Financial Group, Inc.
     Senior Vice President

Edward J. Zerwekh                                               13,428                              4,574
LandAmerica Financial Group, Inc.
     Senior Vice President


         (1) Titles and positions have been held for at least the past three years unless otherwise noted.
         (2) Beneficial ownership is determined in compliance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares and includes any shares which the person has the right to acquire within 60 days of August 16, 2002, through the conversion or exercise of any security or any right.


         (3) Based on the number of deferred stock units held by the participants as of August 16, 2002 that are payable to the participants in shares of common stock. Does not include an unknown number of additional shares which the selling shareholders identified in this prospectus may receive as a result of dividends on deferred stock units held under the Plans. However, this prospectus covers an aggregate of 133,274 additional shares which the selling shareholders may receive as a result of such dividends.

                              PLAN OF DISTRIBUTION

         We have no specific information concerning whether or when any offers or sales of shares covered by this prospectus will be made, or if made, concerning the price, terms or conditions of any such offers or sales. Each selling shareholder identified in this prospectus and its agents and representatives may, from time to time, offer and sell the shares by one or more of the following methods: (i) ordinary brokerage transactions on the New York Stock Exchange by one or more brokers acting as agent for the selling shareholder, at a price or prices related to the then current market price of the common stock, with such commissions to be paid by the selling shareholder to the broker as shall be agreed upon by them; (ii) with our prior written consent, underwritten transactions or purchases by a broker or dealer as principal and resale by such broker or dealer for its own account at a price or prices related to the then current market price of the common stock, less such discount, if any, as shall be agreed upon by the selling shareholder and such broker or dealer; (iii) by a combination of the methods described above; or (iv) in privately negotiated transactions. Sales of the shares may also be made pursuant to Rule 144 under the Securities Act, where applicable. The underwriters in an underwritten offering, if any, and the terms and conditions of any such offering will be described in a supplement to this prospectus.

         In connection with the distribution of the shares, a selling shareholder may enter into hedging or other option transactions with broker-dealers in connection with which, among other things, such broker-dealers may engage in short sales of the shares pursuant to this prospectus in the course of hedging the positions they may assume with a selling shareholder. A selling shareholder may also sell shares short pursuant to this prospectus and deliver the shares to close out such short positions. A selling shareholder may also enter into option or other transactions with broker-dealers which may result in the delivery of shares to such broker-dealers which may sell such shares pursuant to this prospectus. A selling shareholder may also pledge the shares to a broker-dealer or financial institution and upon default the broker-dealer or financial institution may effect the sales of the pledged shares pursuant to this prospectus.

         There is no assurance that the selling shareholders identified in this prospectus will sell any or all of the shares described herein and may transfer, devise or gift such securities by other means not described herein.

                          DESCRIPTION OF CAPITAL STOCK

         The following summary description of our capital stock is qualified in its entirety by reference to applicable provisions of Virginia law and our Articles of Incorporation (our "Charter") and our Bylaws. The complete text of our Charter and Bylaws is on file with the Securities and Exchange Commission.

Authorized and Outstanding Capital Stock

         Our authorized capital stock consists of 45,000,000 shares of common stock, without par value, and 5,000,000 shares of preferred stock, without par value. On September 16, 2002, there were 18,388,520 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

         The holders of common stock are entitled to one vote for each share on all matters voted on by shareholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of preferred stock, the holders of common stock possess all voting power. Our Charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the Board of Directors from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors from funds available for dividends. Upon a liquidation of the Company, holders of common stock are entitled to receive pro rata all assets of the Company available for distribution to such holders.

Preferred Stock

         Under our Charter, the Board of Directors, without shareholder approval, is authorized to issue shares of preferred stock in one or more series. The Board may designate, with respect to each series of preferred stock, the number of shares in each such series, the dividend rates, preferences and date of payment, voluntary and involuntary liquidation preferences, the availability of redemption and the prices at which it may occur, whether or not dividends shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions, if any, for redemption or purchase of shares, the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for shares of any other class or series, and the voting rights, if any. Any preferred stock issued may be senior to the common stock as to dividends and as to distribution in the event of liquidation, dissolution or winding up of the Company. The ability of the Board of Directors to issue preferred stock provides the Company flexibility in connection with possible acquisitions and other corporate purposes. However, the ability of the Board to issue preferred stock could, among other things, adversely affect the voting power of holders of common stock.

         The Board of Directors has authorized and reserved 200,000 shares of Series A Junior Participating Preferred Stock, without par value, for issuance upon the exercise of the Preferred Share Purchase Rights described below. See "-- Preferred Share Purchase Rights." The creation and issuance of any other series of preferred stock and the relative rights and preferences of any such series will be determined in the judgment of the Board of Directors. Factors which the Board would consider include the capital needs of the Company and then existing market conditions.

Preemptive Rights

         No holder of any share of common stock or preferred stock has any preemptive right to subscribe to any securities of the Company.

Preferred Share Purchase Rights

         Each outstanding share of common stock has associated with it one Preferred Share Purchase Right. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred
Stock at a price of $85 per one one-hundredth of a share of Series A Preferred Stock, subject to adjustment. The terms of the Rights were originally set forth in a Rights Agreement, dated October 1, 1991, between the Company and Sovran Bank, N.A., as Rights Agent, as amended by the Amendment to Rights Agreement, dated June 22, 1992, between the Company, NationsBank, N.A. (formerly Sovran Bank, N.A.) and Wachovia Bank of North Carolina, N.A., as successor Rights Agent. The terms of the Rights are currently set forth in an Amended and Restated Rights Agreement, dated August 20, 1997, between the Company and Wachovia Bank, N.A. (formerly Wachovia Bank of North Carolina, N.A.) as Rights Agent, as amended by the First Amendment to Amended and Restated Rights Agreement, dated December 11, 1997 between the Company and Wachovia, and the Second Amendment to Amended and Restated Rights Agreement, dated June 1, 1999, between the Company, Wachovia and State Street Bank and Trust Company, as successor Rights Agent, and the Third Amendment to Amended and Restated Rights Agreement, dated July 26, 2000, between the Company and State Street. Copies of the documents composing the current Rights Agreement, as amended, have been filed with the Securities and Exchange Commission on Current Reports on Form 8-K and are incorporated by reference into this prospectus. The following summary of certain terms of the Preferred Share Purchase Rights is qualified in its entirety by reference to the current Rights Agreement, as amended. See "Incorporation of Certain Documents by Reference."

         The Rights will become exercisable only if a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, 20% or more of the outstanding shares of common stock. Under certain circumstances, the Board of Directors may reduce this threshold percentage to 10%. If a person or group of affiliated or associated persons has acquired beneficial ownership of, or has announced a tender offer for, the threshold percentage, each Right will entitle the registered holder, other than such person or group, to buy shares of common stock or Series A Preferred Stock having a market value equal to twice the exercise price. If the Company is acquired in a merger or other business combination, each Right will entitle the registered holder, other than such person or group, to purchase securities of the surviving company having a market value equal to twice the purchase price of $85 (subject to adjustment). The Rights will expire on August 20, 2007, and may be redeemed or exchanged by the Company at any time before they become exercisable.

         Until the Rights become exercisable, they are evidenced by the common stock certificates and are transferred only with such certificates.

Series B Preferred Stock

         The Board of Directors authorized 2,200,000 shares of 7% Series B Cumulative Convertible Preferred Stock, without par value. All of such preferred shares were issued to Reliance Insurance Company, pursuant to a Stock Purchase Agreement by and among the Company, Lawyers Title Insurance Corporation, Reliance Insurance Company and Reliance Group Holdings, Inc. dated as of August 20, 1997, as amended and restated by an Amended and Restated Stock Purchase Agreement by and among such parties, dated as of December 11, 1997. Pursuant to the Amended and Restated Stock Purchase Agreement, the Company acquired all of the issued and outstanding shares of the capital stock of Commonwealth Land Title Insurance Company and Transnation Title Insurance Company. All of the shares of the Series B Preferred Stock have been converted by Reliance Insurance Company into shares of common stock. As a result, no shares of Series B Preferred Stock are currently outstanding or specifically authorized for issuance.

Certain Provisions of the Company's Charter and Bylaws

         Our Charter and Bylaws contain provisions which may have the effect of delaying or preventing a change in control of the Company. Our Charter and Bylaws provide: (i) for division of the Board of Directors into three classes, with one class elected each year to serve a three-year term; (ii) that directors may be removed only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote; (iii) that a vacancy on the Board of Directors shall be filled by the remaining directors; and (iv) that the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote is required to alter, amend or repeal the foregoing provisions. The Company's Bylaws require advance notification for a shareholder to bring business before a shareholders' meeting or to nominate a person for election as a director. Our Charter and Bylaws provide that, subject to the rights of holders of any series of preferred stock, special meetings of shareholders may be called only by the Chairman of the Board or a majority of the total number of directors which the Board of Directors would have if there were no vacancies. Special meetings of the shareholders may not be called by the shareholders. The business permitted to be conducted at any special meeting of shareholders is limited to the business brought before the meeting by or at the direction of the Board of Directors.

         The Charter also contains an "affiliated transaction provision." The affiliated transaction provision provides that, in the event that holders of common stock are entitled to vote on certain transactions, a supermajority of at least 80% of all the votes that the holders of common stock are entitled to cast shall be required for the approval of such transactions. Such supermajority approval would be required for (i) a merger or consolidation involving any "Interested Shareholder" (as defined below), at the record date for determining shareholders entitled to vote and (ii) a sale, lease or exchange of substantially all of the Company's assets or property to or with an Interested Shareholder, or for the approval of a sale, lease or exchange of substantially all of the assets or property of an Interested Shareholder to or with the Company. For the purpose of the affiliated transaction provision, an "Interested Shareholder" means any person or entity who directly or indirectly owns or controls 10% or more of the voting power of the Company. In addition, the Company's Charter provides that the same

80% vote shall be required for the approval of certain transactions including a reclassification of securities, recapitalization or other transaction designed to decrease the number of holders of common stock after any person or entity has become an Interested Shareholder. However, the supermajority approval requirement does not apply to any transaction that is approved by the Board of Directors prior to the time that the Interested Shareholder becomes an Interested Shareholder.

         The shares of common stock and preferred stock authorized by our Charter provide the Board of Directors with as much flexibility as possible in using such shares for corporate purposes. However, these additional shares may also be used by the Board of Directors to deter future attempts to gain control of the Company. The Board of Directors has sole authority to determine the terms of any series of the preferred stock, including voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board of Directors has the power to issue a series of preferred stock to persons friendly to management. Such an issuance could be used by the Board in an attempt to block a post-tender offer merger or other transaction by which a third party seeks a change in control of the Company.

         The foregoing provisions of our Charter and Bylaws are intended to prevent inequitable shareholder treatment in a two-tier takeover. These provisions are also intended to reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Board of Directors without the support of the incumbent Board of Directors, even if such a change were desired by or would be beneficial to a majority of the Company's shareholders. As a result, such provisions may have the effect of discouraging certain unsolicited offers for the Company's capital stock.

Liability and Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding. Such indemnification is subject to the director or officer furnishing the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Virginia Code. It is also subject to a determination by the board of directors that such standard of conduct has been met. In a proceeding by or in the right of the corporation, no officer or director may be indemnified with respect to any matter in which the officer or director is adjudged to be liable to the corporation. However, such an officer or director may receive indemnification if the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by a corporation's articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         As permitted by the Virginia Code, our Charter contains provisions that indemnify directors and officers of the Company to the full extent permitted by Virginia law. Our Charter also seeks to eliminate the personal liability of directors and officers for monetary damages to the Company or its shareholders for breach of their fiduciary duties, except to the extent such indemnification or elimination of liability is prohibited by the Virginia Code. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's or officer's fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability for violations of statutory law, such as certain liabilities imposed on a director or officer under the federal securities laws.

         In addition, the Charter provides for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. In certain cases, this right of indemnification extends to judgments or penalties assessed against them. We have limited our exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

         The purpose of these provisions is to assist us in retaining qualified individuals to serve as directors by limiting their exposure to personal liability for serving as directors.

         We are not aware of any pending or threatened action, suit or proceeding involving any of our directors, officers, employees or agents for which indemnification from the Company may be sought. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, or of an affiliate of the Company pursuant to the Charter or otherwise, the Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Affiliated Transactions

         Article 14 of Chapter 9 of Title 13.1 of the Code of Virginia contains provisions governing "Affiliated Transactions." Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an "Interested Shareholder" (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Act, an "Interested Shareholder" is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

         Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder. This prohibition is subject to the approval of the Affiliated Transaction by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the "Disinterested Directors." A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation's board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

         The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

         None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation's Disinterested Directors.

         These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. We have not adopted such an amendment.

Control Share Acquisitions

         The Virginia Stock Corporation Act also contains provisions regulating certain "control share acquisitions," which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. The Company's Charter makes these provisions inapplicable to acquisitions of shares of the Company.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Williams Mullen, Richmond, Virginia. Julious P. Smith, Jr., a principal in Williams Mullen, is a director of the Company and beneficially owned an aggregate of 5,000 shares of common stock as of September 19, 2002. Other attorneys employed by the firm beneficially owned an aggregate of 1,327 shares of the Company's common stock as of September 19, 2002.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the Form S-3 Registration Statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         Documents that we have not yet filed and that we have incorporated by reference into this prospectus will include financial statements, related schedules (if required) and auditors' reports. Those financial statements and schedules will have been audited to the extent and for the periods set forth in those reports by the firm or firms rendering the reports and, to the extent so audited and consent to incorporation by reference is given, will be incorporated by reference in reliance upon those reports given upon the authority of the firm or firms as experts in accounting and auditing.


======================================================    ======================================================

 No  dealer,  salesperson  or  other  person  has been
 authorized  to give  any  information  or to make any
 representation  other  than those  contained  in this
 prospectus and, if given or made, such information or
 representation must not be relied upon as having been                           250,000 Shares
 authorized  by the Company or any sales  agent.  This
 prospectus  does not constitute an offer to sell or a
 solicitation of an offer to buy any securities  other
 than the securities to which it relates,  nor does it                               [LOGO]
 constitute an offer to sell or the solicitation of an
 offer to buy any of the securities  offered hereby in
 any  jurisdiction in which such offer or solicitation
 is not authorized, or in which the person making such                            LANDAMERICA
 offer or  solicitation  is not qualified to do so, or                        FINANCIAL GROUP, INC
 to any  person  to whom it is  unlawful  to make such
 offer or  solicitation.  Neither the delivery of this
 prospectus nor any sale made hereunder  shall,  under
 any  circumstances,  create any implication  that the
 information  contained  herein is  correct  as of any
 time  subsequent to the date hereof or that there has
 been no change in the  affairs of the  Company  since
 the date hereof.
                                                                                 Common Stock


         ---------------------------

                      TABLE OF CONTENTS
                                                   Page                        __________________

About this Prospectus................................2                             PROSPECTUS
Available Information................................2                         __________________
Incorporation of Certain Documents
  by Reference.......................................2
Forward-Looking and Cautionary Statements............3
Risk Factors.........................................4
The Company..........................................6
Use of Proceeds......................................7
The Selling Shareholders.............................7
Plan of Distribution................................11
Description of Capital Stock........................12
Legal Matters.......................................17
Experts.............................................17
                                                                              _________________, 2002

======================================================    ======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         Securities and Exchange Commission Registration Fee .........     $795*
         Printing Expenses............................................      450
         Accounting Fees and Expenses.................................    3,000
         Legal Fees and Expenses......................................   10,000
         Miscellaneous Expenses.......................................      500
                  Total...............................................  $14,745
                                                                        =======

----------------------

* Represents actual expenses. All other expenses are estimates.

Item 15.  Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he or she has met the standard of conduct prescribed by the Virginia Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         As permitted by the Virginia Stock Corporation Act, the Company's Charter contains provisions that indemnify directors and officers of the Company to the full extent permitted by Virginia law and seek to eliminate the personal liability of directors and officers for monetary damages to the Company or its shareholders for breach of their fiduciary duties, except to the extent such indemnification or elimination of liability is prohibited by the Virginia Stock Corporation Act. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's or officer's fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his role as a director or officer and do not relieve a director or officer from liability for violations of statutory law, such as certain liabilities imposed on a director or officer under the federal securities laws.

         In addition, the Company's Charter provides for the indemnification of both directors and officers for expenses incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. In certain cases, this right of indemnification extends to judgments or penalties assessed against them. The Company has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

         The purpose of these provisions is to assist the Company in retaining qualified individuals to serve as directors by limiting their exposure to personal liability for serving as such.

         The Company is not aware of any pending or threatened action, suit or proceeding involving any of its directors, officers, employees or agents for which indemnification from the Company may be sought. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, or of an affiliate of the Company pursuant to the Company's Charter or otherwise, the Board of Directors has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.  Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Form S-3 Registration Statement:

         3.1      Articles  of  Incorporation,   incorporated  by  reference  to
                  Exhibit 3A of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

         3.2 Articles of Amendment of the Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.2 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

         3.3 Bylaws, incorporated by reference to Exhibit 3B of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

         4.1 Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

         4.2 First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

         4.3 Second Amendment to Amended and Restated Rights Agreement, dated as of June 1, 1999, between the Registrant, Wachovia Bank, N.A., as Rights Agent, and State Street Bank and Trust Company, as Successor Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated June 1, 1999, File No. 1-13990.

         4.4 Third Amendment to Amended and Restated Rights Agreement, dated as of July 26, 2000, between the Registrant and State Street Bank and Trust Company, as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated July 26, 2000, File No. 1-13990.

         4.5      Form of Common Stock Certificate, incorporated by reference to
                  Exhibit 4.7 of Amendment No. 3 to the Registrant's Form 8-A Registration Statement, filed June 7, 1999, File No. 1-13990.

         4.6 LandAmerica Financial Group, Inc. Outside Directors Deferral Plan, incorporated by reference to Exhibit 4.9 of the Registrant's Form S-8 Registration Statement, filed July 12, 2002, Registration No. 333-92354.

         4.7 LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan, incorporated by reference to Exhibit 4.9 of the Registrant's Form S-8 Registration Statement, filed July 12, 2002, Registration No. 333-92366.

         5.1      Legal opinion of Williams, Mullen, Clark & Dobbins.*

        23.1      Consent of  Williams,  Mullen,  Clark & Dobbins  (included  in
                  Exhibit 5.1).*

       23.2       Consent of Ernst & Young LLP.*

       24.1       Powers of attorney (included on signature page).*
-------------------
*Filed herewith

Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Form S-3 registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Form S-3 registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on September 19, 2002.

                                       LANDAMERICA FINANCIAL GROUP, INC.


                                  By:      /s/ Charles H. Foster, Jr.
                                     ------------------------------------------
                                           Charles H. Foster, Jr.
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints John M. Carter and Russell W. Jordan III, each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      Signature                                      Title                              Date
                      ---------                                      -----                              ----

         /s/ Charles H. Foster, Jr.                    Chairman, Chief Executive Officer         September 19, 2002
--------------------------------------------                        and Director
             Charles H. Foster, Jr.                       (Principal Executive Officer)



             /s/ Janet A. Alpert                             President and Director              September 19, 2002
--------------------------------------------
                 Janet A. Alpert



        /s/ Theodore L. Chandler, Jr.                       Chief Operating Officer              September 19, 2002
--------------------------------------------                      and Director
            Theodore L. Chandler, Jr.



           /s/ G. William Evans                             Chief Financial Officer              September 19, 2002
--------------------------------------------             (Principal Financial Officer)
                G. William Evans



           /s/ John R. Blanchard                            Senior Vice President                September 19, 2002
--------------------------------------------                 Corporate Controller
                John R. Blanchard                        (Principal Accounting Officer)



                                                                    Director                     ___________, 2002
--------------------------------------------
                 Michael Dinkins



            /s/ John P. McCann                                      Director                     September 19, 2002
--------------------------------------------
                 John P. McCann



         /s/ Robert F. Norfleet, Jr.                                Director                     September 19, 2002
--------------------------------------------
             Robert F. Norfleet, Jr.



           /s/ Robert T. Skunda                                     Director                     September 19, 2002
--------------------------------------------
                Robert T. Skunda



          /s/ Julious P. Smith, Jr.                                 Director                     September 19, 2002
--------------------------------------------
              Julious P. Smith, Jr.



                                                                    Director                     ___________, 2002
--------------------------------------------
              Thomas G. Snead, Jr.



            /s/ Eugene P. Trani                                     Director                     September 19, 2002
--------------------------------------------
                 Eugene P. Trani



           /s/ Marshall B. Wishnack                                 Director                     September 19, 2002
--------------------------------------------
              Marshall B. Wishnack

                                  EXHIBIT INDEX


     Exhibit
       No.                                                      Document
       ---                                                      --------

         3.1      Articles  of  Incorporation,   incorporated  by  reference  to
                  Exhibit 3A of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

         3.2 Articles of Amendment of the Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.2 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

         3.3 Bylaws, incorporated by reference to Exhibit 3B of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

         4.1 Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

         4.2 First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

         4.3 Second Amendment to Amended and Restated Rights Agreement, dated as of June 1, 1999, between the Registrant, Wachovia Bank, N.A., as Rights Agent, and State Street Bank and Trust Company, as Successor Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated June 1, 1999, File No. 1-13990.

         4.4 Third Amendment to Amended and Restated Rights Agreement, dated as of July 26, 2000, between the Registrant and State Street Bank and Trust Company, as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated July 26, 2000, File No. 1-13990.

         4.5      Form of Common Stock Certificate, incorporated by reference to
                  Exhibit 4.7 of Amendment No. 3 to the Registrant's Form 8-A Registration Statement, filed June 7, 1999, File No. 1-13990.

         4.6 LandAmerica Financial Group, Inc. Outside Directors Deferral Plan, incorporated by reference to Exhibit 4.9 of the Registrant's Form S-8 Registration Statement, filed July 12, 2002, Registration No. 333-92354.

         4.7 LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan, incorporated by reference to Exhibit 4.9 of the Registrant's Form S-8 Registration Statement, filed July 12, 2002, Registration No. 333-92366.

         5.1      Legal opinion of Williams, Mullen, Clark & Dobbins.*

        23.1      Consent of  Williams,  Mullen,  Clark & Dobbins  (included  in
                  Exhibit 5.1).*

        23.2      Consent of Ernst & Young LLP.*

        24.1      Powers of attorney (included on signature page).*